Exhibit 15

November 3, 2023

The Board of Directors and Shareholders of IDACORP, Inc.
1221 W Idaho Street
Boise, ID 83702

We are aware that our reports dated May 4, 2023, August 3, 2023, and November 2, 2023, on our review of interim financial information of IDACORP, Inc. and subsidiaries appearing in IDACORP, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, respectively, are incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Boise, Idaho